SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUMMIT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

                   West Virginia                                                                                                  55-0672148
                (State or other jurisdiction of                                                                                    (I.R.S. Employer
incorporation or organization)	Identification No.)

                300 North Main Street
                 Moorefield, West Virginia                                                                                                   26836
                (Address of Principal Executive Offices)                                                                                                              Zip Code

                Registrant’s Telephone Number,
                including Area Code:                                                                                                      (304) 530-1000

_____________________________________________

2009 OFFICER STOCK OPTION PLAN
_____________________________________________

H. Charles Maddy, President and
Chief Executive Officer
300 North Main Street
Moorefield, West Virginia 26836
(304) 530-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                                                                                                                       Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)                                                                                                                     Smaller reporting company  X

                     Calculation of Registration Fee

       Title of                                                                        Proposed                                    Proposed
      securities                                    Amount                               maximum                                 maximum                              Amount of
         to be                                        to be                             offering price                              aggregate                              registration
      registered                                     registered(1)                           per share(2)                              offering price                                     fee

Common Stock
$2.50 par value                                   350,000                                  $3.95                               1,382,500                                $98.57

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Common Stock that may be issued under the above-named plan by reason of any stock dividend, stock split, recapitalization or any similar transaction.

(2)         Pursuant to Rule 457(c) and (h)(1) under the Securities and Exchange Act of 1933, the registration fee is based on the average of the high and low prices of Summit Stock as reported on the NASDAQ Capital Market and computed based on the maximum number of shares (350,000) that may be granted.

SUMMIT FINANCIAL GROUP, INC.

FORM S-8, PART I

300 North Main Street
Moorefield, West Virginia 26836
(304) 530-1000

The documents containing the information required by Part I of the Registration Statement will be provided to each participant in the Plans as required by Rule 428 (b)(i).  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) in accordance with instructions to Form S-8.

SUMMIT FINANCIAL GROUP, INC.
FORM S-8, PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 - INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Summit Financial Group, Inc. (“Summit”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 30, 2010;

(b)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 17, 2010;

(c)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 16, 2010;

(d)           The Registrant’s Current Reports on Form 8-K filed with the SEC on February 10, 2010, February 18, 2010, March 5, 2010, April 30, 2010, June 1, 2010, August 6, 2010, and October 10, 2010;

(e)           The description of Registrant’s Common Stock on Form 8-A filed March 1, 1988, and any amendment or report filed for the purpose of updating such description that is contained in the Registrant’s registration statement filed pursuant to Section 12 of the Exchange Act.

All reports and other documents filed by Summit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, after the date hereof and prior to the termination of the offering of securities hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4 - DESCRIPTION OF SECURITIES

Not Applicable

ITEM 5 - INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Article X, Section I of its amended and restated articles of incorporation, Summit  is required under certain circumstances to indemnify its directors and the officers and directors and officers of any majority or wholly-owned subsidiary, for claims and liabilities, including costs and expenses of defending such claim or liability to which they are made a party by reason of any action alleged to have been taken, omitted or neglected by him or her as such director or officer, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.  With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful.  These provisions are in addition to all other rights which any director or officer may be entitled as a matter of law.  The full text of Article X, Section I is set forth below.  Reference is made to West Virginia Code § 31D-8-851 through § 31D-8-856, which sets forth the indemnification rights permitted under West Virginia law.  The full text of the relevant code sections are set forth below.

Article X, Section I of the amended and restated articles of incorporation of Summit contains the following indemnification provision:

Unless otherwise prohibited by law, each director and officer of the corporation now or hereafter serving as such, and each director and officer of any majority or wholly owned subsidiary of the corporation that has been designated as entitled to indemnification by resolution of the board of directors of the corporation as may be from time to time determined by said board, shall be indemnified by the corporation against any and all claims and liabilities (other than an action by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation) including expenses of defending such claim of liability to which he or she has or shall become subject by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer provided the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation.  With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful.  The corporation shall reimburse each such person as provided above in connection with any claim or liability brought or arising by or in the right of the corporation or any majority or wholly-owned subsidiary of the corporation; provided, however, that such person shall be not indemnified in connection with, any claim or liability brought by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation as to which the director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation or any majority or wholly owned subsidiary of the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

The determination of eligibility for indemnification shall be made by those board members not party to the action or proceeding or in the absence of such board members by a panel of independent shareholders appointed for such purpose by a majority of the shareholders of the corporation or in any other manner provided by law.

The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

The board of directors may by resolution, by law or other lawful manner from time to time as it shall determine extend the indemnification provided herein to agents and employees of the corporation, to directors, officers, agents or employees of other corporations or entities owned in whole or in part by the corporation.  The corporation may purchase and maintain insurance for the purposes hereof.

W. Va. Code § 31D-8-851 through § 31D-8-856 provide:

§31D-8-851.  Permissible indemnification.

(a)  Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1)  (A) He or she conducted himself or herself in good faith; and

(B)  He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

(C)  In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(2)  He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(b)  A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

(c)  The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d)  Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1)  In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

(2)  In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

§31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

§31D-8-853. Advance for expenses.

(a)  A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1)  A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

(2)  His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b)  The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c)  Authorizations under this section are to be made:

(1)  By the board of directors:

(A)  If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

(B)  If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

(2)  By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

(3)  By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

§31D-8-854. Circuit court-ordered indemnification and advance for expenses.

(a)  A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction.  After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

(1)  Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

(2)  Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

(3)  Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A)  To indemnify the director; or

(B)  To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b)  If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses.  If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

§31D-8-855. Determination and authorization of indemnification.

(a)  A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b)  The determination is to be made:

(1)  If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

(2)  By special legal counsel:

(A)  Selected in the manner prescribed in subdivision (1) of this subsection; or

(B)  If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

(3)  By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c)  Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

§31D-8-856. Indemnification of officers.

(a)  A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1)  To the same extent as a director; and

(2)  If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

(A)  Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B)  Liability arising out of conduct that constitutes:

(i)  Receipt by him or her of a financial benefit to which he or she is not entitled;

(ii)  An intentional infliction of harm on the corporation or the shareholders; or

(iii)  An intentional violation of criminal law.

(b)  The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c)  An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

To supplement the indemnification provided by its amended and restated articles of incorporation, Summit has entered into individual indemnification agreements with its directors and with the directors of Summit Community Bank, its wholly-owned subsidiary.  The indemnification agreements provide that the directors will be indemnified to the fullest extent permitted by law.  They also provide for the advancement of expenses to the fullest extent permitted by law.  The obligations of Summit under the indemnification agreement are contractual and cannot be amended without the consent of both the directors and Summit .

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors.  In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).  Summit carries directors’ and officers’ insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8 - EXHIBITS

See Exhibit Index attached hereto.

ITEM 9 - UNDERTAKINGS

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on a Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished by or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Moorefield, State of West Virginia, on this 21st day of October, 2010.

SUMMIT FINANCIAL GROUP, INC.
(Registrant)

By:	/s/ H. Charles Maddy, III
President and Chief Executive Officer

Dated:	October 21, 2010

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By: /s/ H. Charles Maddy, III                                                                                                              October 21, 2010
H. Charles Maddy, III                                                                                                                  Date
President and Chief Executive Officer
(Principal Executive Officer) and Director

By: /s/ Robert S. Tissue                                                                                                                October 21, 2010
Robert S. Tissue                                                                                                                   Date
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

By: /s/ Julie R. Cook                                                                                                                      October 21, 2010
Julie R. Cook                                                                                                                    Date
Vice President, Chief Accounting Officer
Principal Accounting Officer

By: /s/ Oscar M. Bean                                                                                                                  October 21, 2010
Oscar M. Bean                                                                                                                     Date
Chairman of the Board and Director

By: /s/ Frank Baer, III                                                                                                                    October 21, 2010
Frank Baer, III                                                                                                                      Date
Director

By: /s/ Dewey F. Bensenhaver                                                                                                       October 21, 2010
Dewey F. Bensenhaver                                                                                                               Date
Director

By: /s/ James M. Cookman                                                                                                          October 21, 2010
James M. Cookman                                                                                                                    Date
Director

By: /s/ John W. Crites                                                                                                                 October 21, 2010
John W. Crites                                                                                                                    Date
Director

By: /s/ Patrick N. Frye                                                                                                                October 21, 2010
Patrick N. Frye                                                                                                                    Date
Director

By: /s/ James P. Geary, II                                                                                                            October 21, 2010
James P. Geary, II                                                                                                                   Date
Director

By: /s/ Georgette R. George                                                                                                        October 21, 2010
Georgette R. George                                                                                                                   Date
Director

By: /s/ Thomas J. Hawse, III                                                                                                      October 21, 2010
Thomas J. Hawse, III                                                                                                                  Date
Director

By: /s/ Phoebe Fisher Heishman                                                                                               October 21, 2010
Phoebe Fisher Heishman                                                                                                                Date
Director

By: /s/ Gary L. Hinkle                                                                                                                  October 21, 2010
Gary L. Hinkle                                                                                                                     Date
Director

By: /s/ Gerald W. Huffman                                                                                                         October 21, 2010
Gerald W. Huffman                                                                                                                    Date
Director

By: /s/ Duke A. McDaniel                                                                                                           October 21, 2010
Duke A. McDaniel                                                                                                                    Date
Director

By: /s/ Ronald F. Miller                                                                                                                  October 21, 2010
Ronald F. Miller                                                                                                                   Date
Director

By: /s/ G. R. Ours, Jr.                                                                                                           October 21, 2010
G. R. Ours, Jr.                                                                                                                    Date
Director

By: /s/ Charles Piccirillo                                                                                                              October 21, 2010
Charles Piccirillo                                                                                                                       Date
Director

SUMMIT FINANCIAL GROUP, INC.
FORM S-8

EXHIBITS INDEX

Item 601
Paragraph (b)
Reference

No. 4                                      Summit Financial Group, Inc.
2009 Officer Stock Option Plan

No. 5                                      Opinion of Bowles Rice McDavid Graff & Love, LLP,
No. 23.1	regarding the validity of the securities being offered,
and Consent of Bowles Rice McDavid Graff & Love LLP

No. 23.2                                 Consent of  Arnett & Foster, PLLC